UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Firstfield Road, Suite 200 Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

PHARMATHENE, INC.

One Park Place, Suite 450
Annapolis, Maryland, 21401

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger

On May 4, 2017, PharmAthene, Inc. (“PharmAthene”), now named Altimmune, Inc. (the “Company”), completed its business combination with Altimmune, Inc. (“Altimmune”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 18, 2017 (as amended on March 29, 2017, the “Merger Agreement”), by and among the Company, Mustang Merger Sub Corp I Inc. (“Merger Sub Corp”), Mustang Merger Sub II LLC (“Merger Sub LLC”) and Altimmune, pursuant to which (i) Merger Sub Corp merged with and into Altimmune, with Altimmune surviving as the surviving corporation in such merger (“Merger 1”), and immediately thereafter, Altimmune merged with and into Merger Sub LLC, with Merger Sub LLC surviving as the surviving entity in such merger (“Merger 2” and together with Merger 1, each a “Merger” and collectively the “Mergers”).

Also on May 4, 2017, in connection with, and prior to completion of, the Mergers, the Company effected a 1-for-10 reverse stock split of its common stock (the “Reverse Stock Split”) and, following the Mergers, changed its name to “Altimmune, Inc.” Unless otherwise noted herein, all references to share amounts reflect the Reverse Stock Split. Following the completion of the Mergers, the business being conducted by the Company became primarily the business formerly conducted by Altimmune, which was a clinical stage immunotherapeutics company focused on the development of products to stimulate robust and durable immune responses for the prevention and treatment of disease.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Altimmune’s stockholders, at an exchange ratio of 0.749106 of a share of common stock (post the Reverse Stock Split), in exchange for each share of Altimmune common stock outstanding as of the Effective Time. The Company also assumed all of the Altimmune stock options and warrants, with such stock options and warrants henceforth representing the right to purchase a number of shares of the Company’s common stock equal to 0.749106 multiplied by the number of shares of Altimmune’s common stock previously represented by such stock options and warrants, as applicable.

Immediately following the Effective Time, there were 15,450,602 shares of the Company’s common stock outstanding (post the Reverse Stock Split). Immediately following the Effective Time, the former Altimmune stockholders, warrantholders and optionholders owned 58.2% of the Company, with PharmAthene’s stockholders, warrantholders and optionholders immediately prior to the Mergers, whose warrants, options and shares of the Company’s common stock remain outstanding after the Mergers, owning 41.8% of the Company.

The issuance of the shares of the Company’s common stock to the former stockholders of Altimmune was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (Reg. No. 333-215891) (the “Registration Statement”). The issuance of the shares of the Company’s common stock to holders of stock options issued, or to be issued, under the Altimmune stock option plans will be registered with the SEC on a Registration Statement on Form S-8.

The Company’s shares of common stock, which were previously listed on NYSE MKT, LLC and traded through the close of business on May 4, 2017 under the ticker symbol “PIP,” commenced trading on The Nasdaq Global Market (“Nasdaq”), under the ticker symbol “ALT” on May 5, 2017. The Company’s common stock has a new CUSIP number, 02155H 101.

The descriptions of the Mergers and Merger Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2017, and Amendment No. 1 to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2017, each of which is incorporated herein by reference.

On May 4, 2017, the Company issued a press release announcing the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(d) The information set forth in Item 2.01 regarding the transfer of the Company’s listing from the NYSE MKT to Nasdaq is incorporated by reference into this Item 3.01.

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Item 3.03	Material Modification to Rights of Security Holders.

As disclosed below under Item 5.07, at the special meeting of the Company’s stockholders held on May 4, 2017, the Company’s stockholders approved an amendment to the Company’s restated certificate of incorporation, as amended (the “Restated Certificate”) to effect the Reverse Stock Split (the “Split Amendment”).

Additionally, pursuant to the approval by the Company’s board of directors (the “Board”) on May 4, 2017, on May 4, 2017, the Company filed an additional amendment to the amended and restated certificate of incorporation to change the Company’s name from “PharmAthene, Inc.” to “Altimmune, Inc.” (the “Name Change Amendment”).

On May 4, 2017, immediately prior to the effective time of the Mergers, the Company filed the Split Amendment with the Secretary of State of the State of Delaware and, after the effective time of the Mergers, the Company filed the Name Change Amendment with the Secretary of State of the State of Delaware.

In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

The foregoing descriptions of the Split Amendment and Name Change Amendment are not complete and are subject to and qualified in its entirety by reference to the Split Amendment and Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 4.01	Change in Registrant’s Certifying Accountant.

Prior to the Mergers described in Item 2.01 above, Ernst & Young LLP served as PharmAthene’s independent registered public accounting firm and BDO USA, LLP served as Altimmune’s independent registered public accounting firm. The Board of Directors of the Company has not yet engaged or selected an independent registered public accounting firm subsequent to the completion of the Mergers. The Company expects that the audit committee of the Company’s Board of Directors will approve the engagement of an independent registered public accounting firm for the fiscal year ending December 31, 2017 prior to the end of the second fiscal quarter.

The report of Ernst & Young LLP on PharmAthene’s consolidated financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2016 and 2015, and the subsequent interim period through May 5, 2017, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP on May 4, 2017 and requested that it provide a letter addressed to the SEC stating whether or not Ernst & Young LLP agrees with the statements made in response to this Item 4.01 and, if not, stating the respects in which it does not agree. Ernst & Young LLP responded with a letter dated May 5, 2017, a copy of which is attached hereto as Exhibit 16.1, stating that Ernst & Young LLP agrees with the statements set forth above.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 regarding the Mergers and the information set forth in Item 5.02 regarding the Company’s board of directors is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officers

After the effective time of the Mergers, on May 4, 2017, the Company’s Board appointed William Enright as President and Chief Executive Officer, Elizabeth A. Czerepak as Executive Vice President of Corporate Development and Chief Financial Officer, M. Scot Roberts, Ph.D. as Chief Scientific Officer and Sybil Tasker, M.D., M.P.H. as Senior Vice President of Clinical Research and Development.

William Enright — Chief Executive Officer and President

Mr. Enright currently serves as President and CEO of the Company and is a member of its Board of Directors. He joined Altimmune as President and a member of the Board of Directors in June 2008 and was named CEO shortly thereafter. Mr. Enright brings more than 25 years of experience in a variety of positions within the life science and biotech industries. Prior to joining Altimmune, Mr. Enright spent six years with GenVec, Inc. (NASDAQ: GNVC) with increasing responsibilities culminating in the Head of Business Development. Mr. Enright was responsible for helping to build GenVec’s vaccine business including generating approximately $140 million of funding for vaccine-related initiatives and moving four vaccines into clinical development. Prior to GenVec, Mr. Enright was a self-employed consultant providing business development and strategic marketing services to academic institutions and a number of small to mid-size life science companies. Prior to becoming a consultant, and after spending several years as a bench scientist at SUNY at Buffalo, Mr. Enright spent 12 years with Life Technologies, Inc., working in various licensing, business management, manufacturing and research roles. Mr. Enright received a Master of Arts in Biology from SUNY at Buffalo and a Master of Science in Business Management from Johns Hopkins University.

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Elizabeth A. Czerepak — Chief Financial Officer and Executive Vice President of Corporate Development

Ms. Czerepak currently serves as CFO and Executive Vice President of Corporate Development of the Company. Ms. Czerepak joined Altimmune in April 2015 as its Chief Financial Officer and received the additional title of Executive Vice President of Corporate Development in January 2017. An experienced finance executive, Ms. Czerepak has led a broad range of initiatives at public and privately held pharmaceutical and biotechnology companies. As a venture capital investor and board member of several portfolio companies at Bear Stearns Health Innoventures (BSHI), she played a key role in raising hundreds of millions of dollars in private financings and IPOs, and the successful sale of two portfolio companies. From April 2014 until April 2015, Ms. Czerepak served as CFO and Chief Business Officer at Isarna Therapeutics BV and, earlier, from January 2011 until March 2014, as CFO and Principal Accounting Officer at Cancer Genetics, Inc. (NASDAQ: CGIX). Prior to CGIX, from April 2000 until June 2009, she was a founding general partner at BSHI, and from April 2000 until December 2008, she was a managing director and an NASD Registered Representative at JP Morgan Inc. and Bear Stearns & Co. Earlier in her career, Ms. Czerepak was Vice President of Business Development and a member of the U.S. executive board at BASF Pharma, and held senior-level finance, licensing and corporate development positions at Hoffmann-La Roche and Merck & Co. Ms. Czerepak has an MBA from Rutgers University and a BA magna cum laude from Marshall University.

M. Scot Roberts, Ph.D. — Chief Scientific Officer

Dr. Roberts currently serves as Chief Scientific Officer of the Company. Dr. Roberts joined Altimmune in December 2012 and has nearly 20 years of senior technical leadership experience, most recently at ImQuest BioSciences, Inc., where as Chief Scientific Officer from November 2010 until November 2012, he was responsible for managing scientific operations as well as business development opportunities in cancer and antivirals. Dr. Roberts held key positions at Wellstat Biologics Corporation from August 1996 until October 2010, including Director of Research and Development where he was responsible for a portfolio of biologic candidates in oncology including a clinical stage asset. He also led bioassay development efforts for the company and assumed leadership roles in upstream process development and animal pharmacology while at Wellstat. Dr. Roberts has significant experience in both small molecule and biologics drug development with a focus on viral vectors and antiviral therapies. Dr. Roberts completed a post-doctoral fellowship at the National Cancer Institute, Laboratory of Molecular Virology and has numerous patents and publications in peer-reviewed journals, and has been an invited speaker and Chair at numerous international conferences. Dr. Roberts received his Ph.D. from the Johns Hopkins School of Medicine, Department of Pharmacology and Molecular Sciences.

Sybil Tasker, M.D.,M.P.H., FACP, FIDSA — Senior Vice President of Clinical Research and Development

Dr. Tasker serves as Senior Vice President of Clinical Research and Development of the Company. Dr. Tasker joined Altimmune as Senior Vice President of Clinical Research and Development in April 2016, and is an experienced infectious disease clinician and fellow of the American College of Physicians and the Infectious Diseases Society of America. Prior to joining Altimmune, she led development of a therapeutic herpes simplex vaccine at Genocea Biosciences and had positions of increasing responsibility in infectious disease product development strategy at two global CROs. A prior career military officer, she was the senior U.S. Navy infectious disease physician and technical advisor to Department of Defense leaders about a wide variety of infectious disease policy issues, including HIV, tropical disease, vaccination, infection control, bioterrorism and pandemic preparedness. She has extensive antimicrobial, vaccine and infectious disease-related device and diagnostic development experience across all phases of the clinical development process. She holds a California medical license and is board certified in both internal medicine and infectious diseases. Dr. Tasker earned an A.B. degree in Biochemistry from Princeton University, an M.D. degree from Columbia University and an M.P.H. degree from Johns Hopkins University School of Public Health.

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Employment Agreement with William Enright

Altimmune entered into an amended and restated employment agreement with William Enright, the President and Chief Executive Officer of the Company, that became effective on May 4, 2017, the date of the closing of the Mergers. The amended agreement has an initial term that will expire on December 31, 2018. Unless either the Company or Mr. Enright elect not to renew the agreement, Mr. Enright’s agreement will automatically renew for successive one-year terms effective January 1, 2019 and each January 1 thereafter.

Under the agreement, Mr. Enright will receive a base salary of $375,000 and will be eligible to receive an annual discretionary incentive bonus of up to 50% of his base salary based on achievement of performance goals established by the compensation committee of the Company’s Board (the “Compensation Committee”). Mr. Enright will be eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives. In addition, the Company will pay the premium costs for a term life insurance policy for Mr. Enright with a benefit equal to Mr. Enright’s base salary and for short- and long-term disability plans that provide for an annual benefit of at least 60% of Mr. Enright’s base salary for as long as the disability continues. During the term of Mr. Enright’s employment, and subject to applicable securities laws or listing standards, the Company will use its best efforts to cause Mr. Enright to be nominated for election as a member of the Company’s board of directors at each annual meeting of stockholders at which Mr. Enright is up for election.

On May 4, 2017, the effective date of the agreement, the Compensation Committee granted Mr. Enright an option to purchase 99,927 shares of common stock of the Company at an exercise price of $6.50 per share (which is equal to the closing price of the Company’s common stock on the NYSE MKT on May 4, 2017, as adjusted for the Reverse Stock Split).  Twenty five percent of the shares underlying the option are vested on the date of grant and the remaining 75% of the shares vest and become exercisable in substantially equal monthly installments over the 36 months following the date of grant; provided, that if, in the sole discretion of the Compensation Committee, the Company successfully completes a public offering then an additional 25% of the shares underlying the option shall immediately vest and the remaining 50% of the shares will vest and become exercisable in substantially equal monthly installments over the 24 months following the date of grant.  The option was granted under the terms of the Altimmune, Inc. 2017 Omnibus Incentive Plan (formerly called the PharmAthene, Inc. 2017 Omnibus Incentive Plan) and is subject to the terms and conditions thereof.

In the event of an employment termination, the Company will pay Mr. Enright his earned but unpaid base salary through the date of termination, accrued but unused vacation pay, unreimbursed business expenses and such employee benefits as may be due to Mr. Enright under the terms of the applicable benefit plans (the “Accrued Benefits”).

If the Company terminates Mr. Enright’s employment without cause or Mr. Enright resigns his employment for good reason, in addition to the Accrued Benefits, Mr. Enright will be entitled to receive 12 months of base salary continuation payments, 12 months of continued coverage under the health insurance plans in which Mr. Enright participates at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within one year following a change of control, Mr. Enright is entitled to receive an amount equal to the sum of 18 months of his base salary plus his target annual discretionary incentive bonus for the year of termination, 12 months of continued coverage under the health insurance plans in which Mr. Enright participates at the time of the termination, payment of any unpaid prior year’s annual bonus and, in addition, all of Mr. Enright’s outstanding unvested equity awards will become vested. If any payments, whether under Mr. Enright’s employment agreement or otherwise, would be subject to the golden parachute excise tax under Section 4999 of the Internal Revenue Code (the “Code”), such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to Mr. Enright. Mr. Enright is required to execute and not revoke a release of claims in order to be eligible to receive severance payments or benefits, other than the Accrued Benefits.

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Under the agreement, “cause” generally means Mr. Enright’s (i) material breach of his fiduciary duties, (ii) material breach of his employment agreement, (iii) willful failure or refusal to follow written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony, or (v) continuing and willful refusal to act as directed by the Company’s board of directors. Under the agreement, “good reason” generally means (i) a reduction in Mr. Enright’s base salary or target annual bonus opportunity, (ii) a material diminution in Mr. Enright’s authorities, duties or responsibilities, or (iii) a relocation of Mr. Enright’s principal place of employment more than 50 miles from Gaithersburg, Maryland.

Mr. Enright will be subject to restrictive covenants during the term of his employment and for a period of one year following the termination of his employment. In particular, Mr. Enright will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on behalf of himself or another entity that directly competes with the Company and does business in the same geographical areas in which the Company does business, except that the post-employment restriction on competition does not apply if Mr. Enright’s employment is terminated for cause.

Employment Agreements with Elizabeth A. Czerepak, M. Scot Roberts and Sybil Tasker

Altimmune entered into an employment agreement with each of Elizabeth A. Czerepak, the Chief Financial Officer and Executive Vice President, Corporate Development, and M. Scot Roberts, Ph.D., the Chief Scientific Officer, that became effective on December 7, 2015. In addition, Altimmune entered into an employment agreement with Sybil Tasker, M.D., the Senior Vice President of Clinical Research and Development. Upon the closing of the Mergers, each of these agreements have become agreements of the Company. Each of these agreements provides for an initial term that will expire on December 31, 2017. Unless either party elects not to renew the agreement, the agreement will automatically renew for successive one-year terms effective January 1, 2018 and each January 1 thereafter.

The agreements provide each of Ms. Czerepak and Dr. Tasker with an initial base salary of $290,000 and Dr. Roberts with an initial base salary of $200,000. Upon the closing of the Mergers, the base salary amounts for Ms. Czerepak and Dr. Roberts were increased to $325,000 and $220,000, respectively. In addition, Ms. Czerepak and Drs. Roberts and Tasker are each eligible to receive an annual discretionary incentive bonus of up to 30% of their respective base salaries based on achievement of performance goals previously established by the compensation committee of Private Altimmune’s board of directors. Ms. Czerepak and Drs. Roberts and Tasker will be eligible to participate in the Company’s employee benefit plans made available to its similarly situated senior executives.

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If, prior to a change in control, the Company terminates the employment of Ms. Czerepak or Drs. Roberts or Tasker without cause or if such executive resigns for good reason, in addition to the executive’s Accrued Benefits (to which the executive is entitled on any termination of employment), the executive will be entitled to receive severance equal to six months of base salary continuation payments, six months of continued coverage under the health insurance plans in which the executive participated at the time of the termination and payment of any unpaid prior year’s annual bonus. If such employment termination or resignation occurs within the one-year period following a change in control, the executive would be entitled to receive a severance amount equal to the sum of 12 months of the executive’s base salary plus the executive’s target annual discretionary incentive bonus for the year of termination, six months of continued coverage under the health insurance plans in which the executive participates at the time of termination, payment of any unpaid prior year’s annual bonus and, in addition, all of the executive’s outstanding unvested equity awards will become vested. The agreements also provide that if any payments, whether under the agreements or otherwise, payable to the executive would be subject to the golden parachute excise tax under Section 4999 of the Code, such payments will be reduced to the extent necessary to avoid the excise tax if doing so would result in a greater net after tax payment to the executive. The executive is required to execute and not revoke a release of claims in Altimmune’s favor in order to be eligible to receive the severance payments and benefits.

Under the agreements with Ms. Czerepak and Drs. Roberts and Tasker, “cause” generally means the executive’s (i) material breach of her or his fiduciary duties to us, (ii) material breach of her or his agreement, (iii) willful failure or refusal to follow Altimmune’s written policies, (iv) conviction of, or plea of guilty or nolo contendere to, a felony or (v) continuing and willful failure to act as directed by Altimmune’s board of directors or its chief executive officer. Under the agreements, “good reason” generally means (i) a reduction in the executive’s base salary or target annual bonus opportunity, (ii) a material diminution in authority, duties or responsibilities or (iii) a relocation of the executive’s principal place of employment more than 50 miles from Gaithersburg, Maryland.

Under the agreements, Ms. Czerepak and Drs. Roberts and Tasker will be subject to restrictive covenants during the term of their employment and for a period of six months following termination of employment. In particular, the executives will be prohibited from soliciting the Company’s customers, clients and employees and from engaging in sales, marketing or related activities on the executive’s behalf or another entity that directly competes with the Company.

Directors

In accordance with the Merger Agreement, on May 4, 2017, effective immediately prior to the effective time of the Mergers, each of Eric I. Richman, Steven St. Peter, M.D., and Jeffrey W. Runge, M.D. resigned from the Company’s Board and any respective committees of the Board on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, at the effective time of the Mergers, on May 4, 2017, the Board and its committees were reconstituted, with William Enright, David J. Drutz, Philip Hodges and Klaus Schafer appointed as directors of the Company.

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David J. Drutz, M.D. — Chairman of the Board

Dr. Drutz, was first elected to Altimmune’s board of directors in January 2010 and has served as Chairman of the board since October 2011. Dr. Drutz is the President of Pacific Biopharma Associates, a biopharmaceutical consulting company that he founded in January 1999. Between 2008 and 2015, he served as Director (March 2008 – December 2015), Chief Executive Officer (December 2011 – June 2014), Executive Chairman (June 2014 – December 2015) and Chief Medical Officer (January 2012 – December 2015) of DARA BioSciences (NASDAQ:DARA), an oncology supportive care company located in Raleigh, NC, which was acquired by Midatech Pharma in December 2015. Dr. Drutz served previously as Chairman of Tranzyme, Inc. (NASDAQ:TZYM) from 2000 to 2010, which was acquired by Ocera Therapeutics (NASDAQ:OCRX); Director of MethylGene, Inc. (TSX:MYG) from 2000 to 2010, which was acquired by Mirati Therapeutics (NASDAQ:MRTX); and Director of Gentris Corporation from 2007 to 2014, which was acquired by Cancer Genetics (NASDAQ:CGIX). From 1999 to 2008 he was a general partner with Pacific Rim Ventures, a Tokyo-based international venture capital firm. He is a former member of the Science and Industry Advisory Committee (SIAC) of Genome Canada, which advises Genome Canada’s board of directors regarding genomics investments throughout Canada. Dr. Drutz’s management experience includes tenures as VP Biological Sciences and VP Clinical Research at Smith Kline & French Laboratories, VP Clinical Development at Daiichi Pharmaceutical Corporation, and CEO of Inspire Pharmaceuticals (1995 – 1998) and Sennes Drug Innovations (1994 – 1995). Earlier in his career, Dr. Drutz was Professor of Medicine and Chief of the Division of Infectious Diseases at the University of Texas Health Science Center, San Antonio, and prior to that appointment was Assistant Professor of Medicine and Chief of the Division of Infectious Diseases at the University of California, San Francisco/San Francisco General Hospital. Dr. Drutz received his M.D. from the University of Louisville School of Medicine and postgraduate training in internal medicine and infectious diseases at Vanderbilt University School of Medicine, serving subsequently as a research medical officer (infectious diseases) in the U.S. Navy with the rank of Lieutenant Commander. He is certified by the American Board of Internal Medicine, a fellow of the American College of Physicians and the Infectious Diseases Society of America, a member of the American Society of Clinical Oncology and the American Society for Clinical Investigation, and the author of more than 200 peer-reviewed articles, book chapters and abstracts for presentation. Dr. Drutz brings significant experience in biotechnology investment and as a physician to Altimmune’s board of directors.

Philip L. Hodges

Mr. Hodges was first elected to Altimmune’s board of directors in September 2003. He is Managing Partner of Redmont Capital, a private equity firm located in Birmingham, Alabama, which he joined at its inception in 1997. Redmont Capital is a co-founder of Altimmune. Mr. Hodges’ investment strategy is focused on high-growth small businesses within the health care, life science and technology sectors. He currently serves as a director for several of the firm’s portfolio companies. Mr. Hodges holds a Bachelor of Science in Business Administration from the Brock School of Business at Samford University. Mr. Hodges brings significant experience as a life science investor and co-founder to the Company’s board of directors.

Brigadier General (ret.) Klaus O. Schafer, M.D., MPH

Brigadier General (ret.), Klaus Schafer, M.D., MPH, has over 30 years of leadership experience, having held senior positions in government and industry. He was first elected to Altimmune’s board of directors in July 2012. As the Deputy Assistant to the Secretary of Defense for chemical and biological defense, a position he held from April 2004 through June 2005, he oversaw the management of the Department of Defense’s $1.0 billion program for vaccine, therapeutics, medical device and sensor development. He retired from the Air Force as the Assistant Surgeon General with extensive experience managing all aspects of large integrated health care delivery systems. Prior private sector experience includes VP of business development for Compressus Inc., a telemedicine start-up, former CEO and cofounder of TessArae LLC, a start-up biotech genetic testing company. He is currently Chief Medical Officer and VP, business development, Health for CACI International, a publicly traded Fortune 1000 company. Dr. Schafer brings significant experience as a physician and biotechnology investor, in government and as a board member and advisor in the health care biodefense industry to the Company’s board of directors.

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In connection with the expansion of the Board, the Board has effected certain changes to the composition of various Board committees. Effective May 4, 2017, the composition of each of the Board’s standing committees is as follows:

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Mitchel B. Sayare (Chairman)	David J. Drutz (Chairman)	Philip L. Hodges (Chairman)
Klaus O. Schafer	Derace D. Schaffer	David J. Drutz
Philip L. Hodges	Philip L. Hodges	Mitchel B. Sayare

Adoption of Altimmune, Inc. 2017 Omnibus Incentive Plan

On May 4, 2017, the Company adopted the Altimmune, Inc. 2017 Omnibus Incentive Plan (the “Plan”) which became effective upon the receipt of stockholder approval. A complete copy of the Plan is filed herewith as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Approval of New Forms of Stock Option Agreements

On May 4, 2017, the Compensation Committee, pursuant to the Plan, approved two forms of stock option agreements for use under the Plan. The first form of stock option agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein, is for use in connection with grants of incentive stock options to eligible participants under the Plan.  The second form of stock option agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated by reference herein, is for use in connection with grants of non-qualified stock options to eligible participants under the Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 4, 2017, the Company held a special meeting of stockholders (the “Special Meeting”) to consider five proposals related to the Mergers. Each of the Company’s proposals was approved by the requisite vote of the Company’s stockholders as described below.

At the close of business on March 22, 2017, the record date for the Special Meeting, the Company had 68,815,195 shares of common stock issued and outstanding (this and the other share numbers in this Item 5.07 do not give effect to the Reverse Stock Split). The holders of a total of 38,491,979 shares of common stock were represented at the Special Meeting by proxy, representing approximately 55.9% of the Company’s issued and outstanding common stock as of the record date, which total constituted a quorum for the Special Meeting in accordance with the Company’s bylaws.

The affirmative vote of the holders of a majority of the PharmAthene common stock outstanding, entitled to vote on the proposal and present in person or represented by proxy, was required for the approval of PharmAthene Proposals 1, 2, 4 and 5. The affirmative vote of the holders of a majority of the PharmAthene common stock outstanding and entitled to vote on the proposal was required for the approval of PharmAthene Proposal No. 3. The final voting results for each of these proposals is set forth below. Brokers did not have discretionary authority to vote for Proposal Nos. 1, 2, 3 and 4 for the shares of the Company’s common stock held in street name, and as a result, no broker non-votes were received for any of these proposals. For more information on these proposals, please refer to the Company’s proxy statement/prospectus/consent solicitation included in the Registration Statement.

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The final voting results for each of these proposals is set forth below. Brokers did not have discretionary authority to vote for Proposal Nos. 1, 2, 3 and 4 for the shares of the Company’s common stock held in street name, and as a result, no broker non-votes were received for any of these proposals.

Proposal 1 - To approve the issuance of PharmAthene common stock pursuant to the Merger Agreement:

For	Against	Abstain
37,216,161	998,319	277,499

Proposal 2 - To approve the Merger Agreement:

For	Against	Abstain
37,430,963	839,933	221,083

Proposal 3 - To approve an amendment of PharmAthene’s Certificate of Incorporation to effect a reverse stock split prior to the effective time of the Mergers at a ratio of not less than 1-for-10 and not more than 1-for-75:

For	Against	Abstain
35,980,290	2,173,328	338,361

Proposal 4 - To consider and vote upon a proposal to approve the 2017 Omnibus Incentive Plan:

For	Against	Abstain
23,667,677	14,079,594	744,708

Proposal 5. To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1, 2, 3 and 4:

For	Against	Abstain
26,767,863	10,461,234	1,262,882

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Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Altimmune required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

No.	Description
3.1	Certificate of Amendment (Reverse Stock Split) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017
3.2	Certificate of Amendment (Name Change) to the Restated Certificate of Incorporation of the Company, dated May 4, 2017
3.3	Amended and Restated Bylaws of Altimmune, Inc.
10.1	Altimmune, Inc. 2017 Omnibus Incentive Plan
10.2	Form of Incentive Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan
10.3	Form of Non-Qualified Stock Option Agreement under the Altimmune, Inc. 2017 Omnibus Incentive Plan
16.1	Letter dated May 5, 2017 from Ernst & Young LLP to the SEC
99.1	Press release issued by Altimmune, Inc. on May 4, 2017

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ William Enright
	Name:	William Enright
	Title:	Chief Executive Officer

Dated May 8, 2017

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